UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/30/2009

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

As previously disclosed, on December 16, 2009 Encorium Oy, Encorium Group, Inc.'s (the "Company") wholly-owned Finnish subsidiary, entered into a three year term loan facility in the amount of EURO 700,000 (the "Loan Facility") with Finnvera plc, a specialized financing company owned by the Finnish state ("Finnvera"). As collateral for the Loan Facility Ilari Koskelo, a current substantial stockholder in the Company, pledged personal property with a value of EURO 350,000 and Dr. Kai Lindevall, President of Europe and Asia, gave a personal guarantee of EURO 30,000. Dr. Kai Lindevall also executed a personal guarantee of EURO 100,000 to Svenska Handelsbanken AB as replacement collateral for the assets subject to the business mortgage that was transferred to Finnvera.   On December 30, 2009 the Board of Directors granted Mr. Koskelo and Dr. Lindevall 780,000 shares in the aggregate as consideration for their personal guarantees.

The shares of unregistered common stock issued on December 30, 3009 were issued in reliance upon the exemption from registration under the Securities Act of 1933 (the "Act") provided by Section 4(2) of the Act. The unregistered shares issued are subject to applicable securities laws relating to any disposition of the shares, including, without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act. The certificates representing the shares issued contain a customary restrictive legend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: January 06, 2010	By:	/s/ Philip L. Calamia
Philip L. Calamia
Chief Financial Officer